Exhibit 99.1

Sino Agro Food Inc. Receives Loan Commitment to Develop Aquaculture Business

December 1, 2016

GUANGZHOU, China—Sino Agro Food, Inc. (OTCQX: SIAF | OSE: SIAF-ME), an agriculture technology and natural food company that produces and sells protein food including seafood and cattle, on behalf of its wholly owned subsidiary Tri-way Industries Ltd. (Tri-way), confirms that its operating company, Jiangmen City A Power Fishery Development Co. Ltd. (JFD), has received an official letter of commitment from one of Southeast Asia’s preeminent international banking firms regarding its loan approval. The loan facility, which is subject to customary closing conditions, is an unsecured revolving 2-year term loan of CNY 250 Million (USD 36.3M) for purposes of financing JFD’s aquaculture business unit’s working capital. The interest rate will be in line with conventional rates currently afforded revolving loans in China, which are currently hovering around 4.5% to 6.5%.

Solomon Lee, the Chairman and CEO of Sino Agro Food, stated, “We would like to extend our appreciation to the lending institution for its commitment to us and our aquaculture business portfolio. Their sector expertise, business foresight and strong understanding of the significant opportunities within the China market were invaluable to us when securing this loan. The loan will enable us to develop the farm projects in the Guangdong region within an accelerated time frame.

“In addition to providing capital to build out the Aquaculture segment of our business, we are confident this facility will enhance the Company’s credit worthiness in its ability to secure additional funds from the market. We remain committed to executing on our strategic plan to develop the Aquaculture business into a world-leading provider of seafood prior to spinning out the business and listing it on a major stock exchange. This strategy is expected to unleash significant shareholder value and we are excited by the opportunities ahead of us as we move into this high growth phase of our development,” concluded Mr. Lee.

About Sino Agro Food, Inc.

SIAF develops and operates protein food businesses in the People’s Republic of China. The Company produces, distributes, markets, and sells sustainable seafood and beef to the rapidly growing middle class in China. Activities also include production of organic fertilizer and produce. SIAF is a global leader in developing land based recirculating aquaculture systems (“RAS”), and with its partners is the world’s largest producer of sustainable RAS prawns.

Founded in 2006 and headquartered in Guangzhou, the Company had over 550 employees and revenue of USD 429 million in 2015. Operations are located in Guangdong, Qinghai, and Hunan provinces, and in Shanghai.  Sino Agro Food is a public company listed on OTCQX U.S. Premier in the United States and on the Oslo Børs’ Merkur Market in Norway.

News and updates about Sino Agro Food, Inc., including key information, are published on the Company’s website (http://www.sinoagrofood.com), the Company’s Facebook page (https://www.facebook.com/SinoAgroFoodInc), and on twitter @SinoAgroFood.

Forward Looking Statements

This release may contain forward-looking statements relating to the business of SIAF and its subsidiary companies. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. These statements involve risks and uncertainties that may cause actual results to differ materially from those anticipated, believed, estimated or expected. These risks and uncertainties are described in detail in our filings with the Securities and Exchange Commission. Forward-looking statements are based on SIAF’s current expectations and beliefs concerning future developments and their potential effects on SIAF. There is no assurance that future developments affecting SIAF will be those anticipated by SIAF. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under applicable securities laws.

Investor Relations

Peter Grossman

+1 (775) 901-0344

info@sinoagrofood.com

Todd Fromer / Elizabeth Barker

+1 (212) 896-1215 / 212-896-1203

SIAF@kcsa.com

Erik Ahl

Nordic Countries

+46 (0) 760 495 885

erik.ahl@sinoagrofood.com